UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 02, 2026

EXCHANGERIGHT INCOME FUND

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56543	36-7729360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Blvd Suite 310
Pasadena, California		91106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 317-4448

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Amendment to Classify Common Units of the Operating Partnership

On October 2, 2026, ExchangeRight Income Fund, a Maryland statutory trust (the “Company”), which is the general partner of ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), which is the operating partnership of the Company, entered into an amendment to the Amended and Restated Limited Partnership Agreement of the Operating Partnership dated as of April 4, 2022 (as so amended, the “Partnership Agreement”), to classify and designate a new class of common units of the Operating Partnership designated as Class T Common Units (the “Class T Common Units”). The amendment to the Partnership Agreement was effectuated pursuant to an Amendment to Classify Common Units dated October 2, 2026 (the “Amendment”) authorized pursuant to Section 4.3 of the Partnership Agreement and approved by the Company as the general partner of the Operating Partnership and became effective upon execution. The Amendment did not require the approval of the limited partners of the Operating Partnership.

The Class T Common Units are being created to facilitate the acquisition by the Operating Partnership of a net-leased property through the issuance of Class T Common Units as consideration for the acquisition of such property to support the Operating Partnership’s growth. Pursuant to the Amendment, the Class T Common Units generally have the rights, preferences, and obligations set forth below.

Terms of the Class T Common Units

The Class T Common Units are a new class of common unit of the Operating Partnership, which also constitute Junior Units of the Operating Partnership (as defined in the Partnership Agreement), entitling the holder thereof to the rights of a common unit as provided in the Partnership Agreement and which corresponds to a Class D Common Share of beneficial interest, $0.01 par value per share (the “Class D Common Shares”), of the Company.

With respect to distributions payable to Junior Units under the Partnership Agreement, and notwithstanding any amounts distributable to other holders of common units of the Partnership, each holder of Class T Common Units is entitled to receive fixed distributions (subject to adjustment as described below) equal to $1.650691 per annum per each Class T Common Unit held (the “Class T Distribution Rate”). Distributions will be paid to the holders of Class T Common Units on a monthly basis. The Class T Distribution Rate will be adjusted (either higher or lower) if, after the original date of issuance of the Class T Common Units, the Company changes the per share dollar amount of the dividends it pays the holders of the Company’s Class I Common Shares, which adjustment the holders of Class T Common Units shall participate in on a pro rata basis. Each distribution payable to the holders of Class T Common Units will be made among such holders, pro rata, in accordance with their respective percentage interests in the Class T Common Units, in each case as of the record date for such distribution. For the avoidance of doubt, the amount of any distribution payable to a holder of Class T Common Units pursuant to the Partnership Agreement may be different than the amount of any distribution payable to the holders of any other class or series of Junior Units.

The Class T Common Units are subject to mandatory conversion upon the occurrence of certain events. In this regard, each Class T Common Unit will automatically and without any action on the part of the unitholder convert into an equal number of Class D Common Units of the Partnership, on a 1:1 basis, upon a Conversion Event (defined below), unless, at least five days before the effective date of such Conversion Event, the Company, as general partner, determines, in its sole and absolute discretion, that such conversion shall not occur in connection with such Conversion Event. Any such determination will not preclude the conversion of Class T Common Units into Class D Common Units in connection with the occurrence of any successive Conversion Event. For these purposes, a “Conversion Event” is defined in the Partnership Agreement to generally mean (i) the listing of any class of the Company’s shares on a national securities exchange pursuant to a public offering, or (ii) any merger, consolidation, transfer of all or substantially all of the assets or other business combination of the Operating Partnership or the Company, as a result of which all outstanding Company shares are cancelled in exchange for the right to receive cash or securities that have been, as of the closing date of such transaction, listed on a national securities exchange for at least 180 days, or a combination thereof.

The holders of Class T Common Units will have redemption rights as set forth in Section 8.5 of the Partnership Agreement. For purposes of the redemption rights set forth in Section 8.5 of the Partnership Agreement, and notwithstanding any contrary provision therein, the class of common shares of the Company which shall be deemed to be corresponding to the Class T Common Units will be the Class D Common Shares of the Company.

Except as otherwise described above, the Class T Common Units have all the other rights, preferences, and obligations of the common units under the Partnership Agreement.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amendment to Classify Common Units of ExchangeRight Income Fund Operating Partnership, LP dated October 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGERIGHT INCOME FUND By: ExchangeRight Income Fund Trustee, LLC, its trustee By: ExchangeRight Real Estate, LLC, its manager

Date:	October 6, 2026	By:	/s/ David Fisher
David Fisher Executive Managing Principal